SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2005

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 19, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Trex Company, Inc. (the “Company”) approved the immediate and full acceleration of the vesting of each otherwise unvested stock option that had an exercise price that is greater than $25.92 granted under the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan that was held by employees, officers and non-employee directors. The acceleration was effective as of December 19, 2005. The acceleration applies to stock option awards granted from 2002 through 2005 with respect to approximately 248,000 shares of the Company’s Common Stock, including options to purchase approximately 105,000 shares held by executive officers and options to purchase approximately 700 shares held by non-employee directors. The following options held by the Company’s executive officers were so accelerated: options to purchase 563 shares held by Andrew U. Ferrari; options to purchase 26,076 shares held by Harold F. Monahan; options to purchase 21,035 shares held by Paul D. Fletcher; and options to purchase 57,000 shares held by Philip J. Pifer.

The Committee also required that, as a condition to the acceleration of their stock options awards, nine officers, including the executive officers referred to above, execute and deliver to the Company an agreement (a “lock-up agreement”) pursuant to which each such officer agrees to refrain from selling, transferring, pledging or otherwise disposing of any shares of Common Stock acquired upon the exercise of accelerated options until the date on which the exercise would have otherwise been permitted under the options’ pre-acceleration vesting terms or, if earlier, the officer’s last day of employment or the occurrence of a transaction which would otherwise result in accelerated vesting of such options under the stock incentive plan.

Except as otherwise provided in the lock-up agreement and for the acceleration of the vesting date, the terms and conditions of the stock option agreements governing the underlying accelerated options remain unchanged.

Because the accelerated options each had an exercise price in excess of the current market value of the Common Stock based on the closing price of $25.92 per share reported on the New York Stock Exchange on December 19, 2005, the acceleration is designed to minimize certain future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to those options pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which becomes effective for reporting periods beginning after December 31, 2005. Although the Company has not finalized all elements of the model that it will follow when implementing SFAS 123(R), the Company estimates that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of the options is approximately $2,530,000 (of which approximately $1,065,000 is attributable to options held by executive officers and approximately $1,500 is attributable to options held by non-employee directors).

Item 9.01 Financial Statements and Exhibits.

(c) Trex Company, Inc. hereby files the following exhibit:

Exhibit Number	Description of Exhibit
10.1	Form of Lock-Up Agreement, dated as of December 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: December 21, 2005	/s/ Anthony J. Cavanna
Anthony J. Cavanna
Chairman and Chief Executive Officer
(Duly Authorized Officer)